UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2007
Crescent Real Estate Equities Company
(Exact name of registrant as specified in its charter)

Texas	1-13038	52-1862813
(State or other jurisdiction	(Commission	(IRS Employer
of organization)	File Number)	Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 5.01. Changes in Control of Registrant.
     On August 3, 2007, Crescent Real Estate Equities Company (the “Company”) and Crescent Real Estate Equities Limited Partnership (the “Partnership”) completed the previously announced mergers (the “Mergers”) of the Company and the Partnership with affiliates of Morgan Stanley Real Estate, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 22, 2007, by and among the Company, the Partnership, Moon Acquisition Holdings LLC, Moon Acquisition LLC and Moon Acquisition Limited Partnership. Morgan Stanley acquired all of the outstanding securities of the Company and the Partnership in an all-cash transaction valued at approximately $6.5 billion, including the assumption and refinancing of approximately $3.1 billion of the Company’s existing indebtedness. In connection with the completion of the Mergers and the associated redemption of the Company’s preferred shares, the preferred shares ceased trading on the New York Stock Exchange prior to the opening of the market on August 3, 2007, and the Company expects its common shares to cease trading on the New York Stock Exchange prior to the opening of the market on August 6, 2007.
     Pursuant to the Mergers: (i) each outstanding common share of beneficial interest in the Company (a “Common Share”), not owned by the Company or its affiliates and not subject to dissenter’s rights, has automatically been canceled and converted into the right to receive cash, without interest, equal to $22.80 per Common Share (the “Common Share Consideration”), (ii) each outstanding unit of interest in the Partnership other than a Restricted Unit (a “Unit”) has been automatically canceled and converted into the right to receive cash, without interest, equal to $45.60 per Unit (the “Unit Consideration”), (iii) each outstanding option to purchase Common Shares or Units (an “Option”) has been automatically canceled and converted into the right to receive cash equal to the product of (x) the number of Common Shares or Units issuable upon exercise of the Option, and (y) the excess of the Common Share Consideration or Unit Consideration, as applicable, over the exercise price of the Option per Common Share or Unit, respectively, and (iv) each restricted unit issued under the long-term incentive plans of the Operating Partnership (a “Restricted Unit”) has been automatically canceled and converted into the right to receive $45.60 per Restricted Unit, plus accrued and unpaid dividends.
     On August 3, 2007, the Company issued a press release announcing the completion of the Mergers, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     The following exhibits are included in this Form 8-K.
     (d) Exhibits
99.1	Press Release, dated August 3, 2007, of Crescent Real Estate Equities Company announcing closing of the merger

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES COMPANY
Date: August 3, 2007	By:	/s/ David M. Dean
David M. Dean
Managing Director, Law and Secretary

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